Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into this ___ day of February, 2010 by and between Best Energy Services, Inc., a Nevada corporation (the "Company"), and the undersigned (the “Purchaser”).

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, one or more “Units,” each Unit consisting of (i) 240,000 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) warrants to acquire 240,000 shares of Common Stock (the “Subscription Warrants”), as more fully described in the term sheet and the attachments thereto attached hereto as Exhibit A (the “Offering Summary”); and

WHEREAS, if the Purchaser previously purchased from the Company and currently holds shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”), such Purchaser shall also receive, as part of the Purchaser’s Unit, additional warrants to acquire shares of Common Stock (“Participation Warrants”), as more fully described in the Offering Summary; and

WHEREAS, the Purchaser is agreeable to purchasing the Units on the terms and subject to the conditions set forth therein and herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants herein contained, intending to be legally bound, the parties hereto hereby agree as follows:

1.	Definitions. The following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.2(b).

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire shares of Common Stock, including, without limitation, any convertible debt, convertible preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Company" has the meaning set forth in the introductory paragraph.

“Common Stock” has the meaning set forth in the recitals.

“Dilutive Issuance” shall have the meaning set forth in Section 2.3(a).

“Discounted Purchase Price” shall have the meaning set forth in Section 2.3(a).

“Environmental Laws and Regulations” means all laws, rules, regulations, ordinances, orders or other legally enforceable requirements of any governmental authority relating to pollution, nuisance, the environment, natural resources or the protection of public health and safety in effect as of the date hereof including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq.; (vii) the Safe Water Drinking Act, 42 U.S.C. §§ 300f et seq.; (viii) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (ix) emissions, discharges, releases, or threatened releases of any Hazardous Material; and (x) the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

"Escrow Agent" has the meaning set forth in Section 2.2(b).

“Escrow Agreement” shall have the meaning set forth in the Offering Summary.

“Escrow Release Condition” shall have the meaning set forth in Section 5(f) of the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means any and all of the following issuances of shares of Common Stock and/or Common Stock Equivalents by the Company: (i) issuances made to employees, consultants, officers and/or directors of the Company in return for their services to the Company provided that, in the case of an issuance of shares of Common Stock, such issuance is not made at a price less than the Market Price on the date of issuance, and in the case of an issuance of Common Stock Equivalents, the exercise or conversion price thereof is not less than the Market Price on the date of issuance, (ii) issuances made upon the exercise of the Warrants, (iii) issuances of the Make-Up Shares, (iv) issuances made upon the conversion or exercise of any Company securities outstanding as of the date hereof, (v) issuances made pursuant to a bona fide firm commitment underwritten public offering and (vi) issuances made in connection with any strategic acquisition, merger, business combination or similar transaction, the primary purpose of which is not to raise equity capital.

“Hazardous Materials” means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is regulated or requires removal, remediation or reporting under any Environmental Laws and Regulations or by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is (i) defined as a "pollutant" pursuant to 33 U.S.C. § 1362(6) as of the date of this Agreement; (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. § 6921 as of the date of this Agreement; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. § 6991 as of the date of this Agreement; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. § 9601(14) as of the date of this Agreement; (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. § 9601(33) as of the date of this Agreement; (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

“Investor Questionnaire” shall mean the summary and questionnaire in substantially the form attached hereto as Exhibit B.

“Make-Up Shares” shall have the meaning set forth in Section 2.3(a).

“Market Price” shall mean, as of a particular date, the (i) the closing sales price of the Common Stock on such date as reported on the national stock exchange or over-the-counter bulletin board or similar trading platform on which the Common Stock is trading on such date or (ii) or if no shares of Common Stock traded on such date, the most recent closing sales price of the Common Stock prior to such date as reported on the national stock exchange or over-the-counter bulletin board or similar trading platform on which the Common Stock is trading on such prior date.

“Material Adverse Effect” means with respect to any Person (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Units; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of any such Person: (iii) a material adverse effect on the ability of such Person to perform in any material respect on a timely basis its obligations under this Agreement; or (iv) an event which would reasonably be expected to subject such Person to any material liability.

“Offering Summary” has the meaning set forth in the recitals.

“Participation Warrants” has the meaning set forth in the recitals.

“Per Share Purchase Price” means $0.10 per share, subject to (i) proportional increase for any reverse split of Common Stock effected after the date hereof and (ii) proportional decrease for any split of Common Stock effected after the date hereof.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Placement Agent” means Andrew Garrett, Inc.

“Placement Fees” has the meaning set forth in Section 3.2(a).

“Preferred Stock” has the meaning set forth in the recitals.

“Private Placement” means the offering by the Company of the Units as more fully described in the Offering Summary pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

“Purchase Price” has the meaning set forth in Section 2. 1.

“Purchased Shares” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Release” means the active or passive spilling, emitting, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means the periodic and current reports filed by the Company with the SEC since January 1, 2009 pursuant to the requirements of the Exchange Act other than the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2009 (which was subsequently superseded by another SEC Filing), copies of which have been provided to Purchaser.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” shall have the meaning set forth in the Offering Summary.

“Short Sales” means, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-l(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Warrants” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares or member interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination. a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the Partnership or member interests of such partnership or limited liability company (considering all of the Partnership or member interests of the Partnership or limited liability company as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Transaction Documents” means this Agreement, the certificates representing the Purchased Shares and the Warrants.

“Warrants” means, collectively, the Subscription Warrants and the Participation Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2. Agreement to Purchase Units.

2.1 Sale and Issuance of the Units. Subject to the terms and conditions set forth in this Agreement, Purchaser hereby agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, the number of Units shown below Purchaser's name on the signature page hereto, for an aggregate purchase price to be paid by Purchaser (the “Purchase Price”) in the amount shown below Purchaser's name on the signature page hereto.  In addition, Purchaser shall indicate the number of shares of Preferred Stock, if any, that Purchaser previously purchased from the Company and currently holds.  A failure by the Purchaser to indicate that such Purchaser previously purchased from the Company and currently holds Preferred Stock shall be deemed an acknowledgement by such Purchaser that such Purchaser does not have the right to receive Participation Warrants as part of the Units being purchased.

2.2 Delivery of Purchase Price; Acceptance of Subscription. Purchaser understands and agrees that this subscription is made subject to the following terms and conditions:

(a)  Purchaser understands that separate subscription agreements will be executed with other purchasers for additional Units to be sold by the Company in connection with the Private Placement;

(b)  Contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay to PNC Bank. National Association, as escrow agent (the “Escrow Agent”), in immediately available funds using the wire instructions set forth in the Investor Questionnaire, the amount equal to the Purchase Price;

(c)  Purchaser shall deliver a signed copy of this Agreement and the Investor Questionnaire to the Placement Agent at the address set forth in the Investor Questionnaire; and

(d)  Purchaser understands that all funds paid hereunder will be held by the Escrow Agent in accordance with the terms of the Escrow Agreement. In the event that the Company does not meet the conditions for Closing as specified in this Agreement (or such conditions are not waived) on or before the expiration of the Private Placement, taking into account any extensions to the offering period pursuant to Section 3.1, the offering will be terminated, no Units will be sold in this offering and all funds paid hereunder will be returned to Purchaser.

(e)  The subscription for the Units shall be deemed to be accepted only when this Agreement has been signed by an authorized officer of the Company;

(f)  The Company shall have the right to reject this subscription, in whole or in part;

(g)  The payment of the Purchase Price (or, in the case of a rejection of a portion of Purchaser’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if Purchaser's subscription is rejected in whole or in part or if the Private Placement is withdrawn or canceled; and

(h)  The representations and warranties of the Company and Purchaser set forth herein shall be true and correct as of the date that the Company accepts this subscription.

2.3  Per Share Purchase Price Protection.  (a) If from the date hereof until the earlier to occur of (i) the third anniversary of the date hereof and (ii) the date that a particular Purchaser has sold or otherwise transferred (other than transfers to an Affiliate of such Purchaser) that number of shares of Common Stock equal to or greater than the number of Purchased Shares acquired by such Purchaser in connection with the Private Placement, the Company shall issue shares of Common Stock at, or Common Stock Equivalents entitling the holder thereof to acquire shares of Common Stock for, a price per share less than the Per Share Purchase Price (such lower issuance price being referred to herein as the “Discounted Purchase Price” and such issuance being referred to herein as a “Dilutive Issuance”), the Company shall issue to such Purchaser that number of additional shares of Common Stock (the “Make-Up Shares”) equal to: (a) the Purchase Price paid by such Purchaser at the Closing divided by the Discounted Purchase Price less (b) the Purchased Shares acquired by such Purchaser in connection with the Private Placement.  The number of Make-Up Shares to which a particular Purchaser shall be entitled shall be subject to reduction as provided in Section 2.3(b) hereof.  If shares of Common Stock or Common Stock Equivalents are issued for a consideration other than cash, the per share issuance price shall be the fair value of such consideration as determined in good faith by the Board of Directors.  The Company shall not refuse to issue a Purchaser the Make-Up Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless an injunction by a court of competent jurisdiction restraining and or enjoining an issuance under this Section 2.4 shall have been sought and obtained.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company's failure to deliver the Make-Up Shares and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  Promptly after the date of closing of any Dilutive Issuance transaction, the Company shall give the Purchasers written notice thereof.  Notwithstanding anything to the contrary herein, this Section 2.4 and a Purchaser’s right to receive Make-Up Shares hereunder shall not apply to, and a Dilutive Issuance shall not be deemed to have occurred as a result of, any Exempt Issuance.

(b) To the extent that a particular Purchaser has sold or otherwise transferred (other than transfers to an Affiliate of such Purchaser) any shares of Common Stock after the date hereof, the number of Make-Up Shares to which such Purchaser shall be entitled shall be reduced pro rata by the ratio of the shares of Common Stock so sold or transferred to the Purchased Shares.  For example, if (i) a particular Purchaser purchased one Unit and thereby acquired 240,000 Purchased Shares in connection with the Private Placement and then, before the date of a subsequent Dilutive Issuance, sold 80,000 shares of Common Stock, the number of Make-Up Shares would be reduced by one-third (1/3).  Applying that example to an instance in which the Discounted Purchase Price was $0.08 per share in connection with a Dilutive Issuance, the total number of Make-Up Shares to which such Purchaser would be entitled would be calculated as follows:

[($24,000) ÷ ($0.08 per share)] – 240,000 shares = 60,000 shares, reduced by 1/3 to 40,000 shares.

(c) The Purchaser understands, acknowledges and agrees that the per share purchase price protection set forth in this Section 2.3 shall not be available until the Shareholder Approval is obtained.

3. Closing.

3.1 General. The consummation of the Private Placement (the “Closing”) will occur at one or more closings (each, a “Closing”).  The initial Closing (the “Initial Closing”) shall occur at the Company’s offices on or before 5:00 pm CST on February 26, 2010 unless extended by the Company in accordance with the Offering Summary.  From and after the Initial Closing, the Company may have such additional Closings as the Company may determine; provided, however, that the final Closing must occur on or before March 31, 2010.

3.2 Conditions to the Closing.

(a) General. Pursuant to the Escrow Agreement, the Escrow Agent shall not release the escrowed funds to the Company until the Placement Agent has received its fees (the “Placement Fees”) as set forth in the Placement Agent Agreement between the Company and the Placement Agent. Upon receipt by the Placement Agent of the Placement Fees and the satisfaction (or waiver) of the conditions set forth in Sections 3.2(b) and 3.2(c), the Placement Agent will deliver the documents set forth in Section 2.2(c) to the Company on behalf of the Purchaser. The Company shall not issue the Units to the Purchaser until the Placement Fees have been received by the Placement Agent.

(b) Purchaser Conditions. The obligation of the Purchaser to purchase the Units and to pay the Purchase Price shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the date of a Closing (a “Closing Date”) with such Purchaser:

(i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on such Closing Date as if made on such date;

(ii) the Board of Directors of the Company shall have approved the Private Placement, the transactions contemplated thereby and the entry by the Company into each of the agreements contemplated therein;

(iii) certificates representing the Purchased Shares have been delivered to the Purchaser;

(iv) the Escrow Release Condition has been met; and

(v) in the case of the final Closing, fully executed copies of the Warrants, it being understood and agreed by the Purchaser that, as explained in the Offering Summary, the Company cannot deliver the Warrants to the Purchaser until the final Closing occurs, which shall be not later than March 31, 2010.

(c) Company's Conditions. The obligation of the Company to issue and sell the Units and complete the Closing shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

(i) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the date of the Closing Date as if made at and on such date;

(ii) the Company shall have received a duly executed and delivered the Investor Questionnaire from the Purchaser; and

(iii) the Escrow Release Condition has been met.

4. Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to the Company that:

4.1 Organization; Authority; Capacity. If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Purchaser has the requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions hereunder and otherwise to carry out its obligations hereunder. If Purchaser is an individual, Purchaser has the capacity to enter into this Agreement and to consummate the transactions hereunder and otherwise carry out its obligations hereunder. The purchase by Purchaser of the Units has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.2 Compliance with Laws and Other Instruments. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not conflict with or result in any violation of or default under any provision of (a) if Purchaser is an entity, any charter, bylaws, trust agreement, partnership agreement, or other organizational or formation document, as the case may be, of Purchaser and (b) any agreement, certificate, or other instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation, or other law applicable to Purchaser or the business or properties of Purchaser.

4.3 Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental or regulatory department, agency or authority having jurisdiction over Purchaser or its business or properties is required for the execution and delivery of this Agreement by Purchaser or the performance of Purchaser's obligations and duties hereunder.

4.4 Investment Intent. Purchaser is acquiring the Units solely for Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Units in violation of the Securities Act of 1933. No other person has a beneficial interest in the Units, and no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the Purchase Price. Purchaser does not intend to dispose of all or any part of the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) or the Make-Up Shares (if issued), except in strict compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Units, the Purchased Shares, the Warrants (and, if issued, the Warrant Shares and the Make-Up Shares) are being offered pursuant to one or more specific exemptions under the provisions of the Securities Act, which exemption(s) depend(s), among other things, upon compliance with the provisions of the Securities Act.

4.5 Access to Information.

(a) General. Purchaser acknowledges that it has carefully reviewed and understands the Offering Summary (and the attachments thereto) and the other documents delivered to Purchaser, including the SEC Filings, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In purchasing the Units, Purchaser has not relied on any information other than the information set forth in the Offering Summary (and attachments thereto), the information in the other documents delivered to the Purchaser, including the SEC Filings, the Company's representations and warranties set forth in Section 5 and the information referred to in Section 4.5(b).

(b) Risk Factors. Without limiting the acknowledgements of Purchaser contained in Section 4.5(a) in any way, Purchaser specifically acknowledges that he has read, carefully considered and fully understands all of the risks associated with an investments in the Units, including, without limitation, (i) those risk factors set forth in Item 1.A of the Company’s Annual Report on Form 10-K/A for the transition period of February 1, 2008 to December 31, 2008 as filed with the SEC on or around June 10, 2009 and (ii) those risk factors set forth in the Confidential Offering Memorandum delivered to the Purchaser.

4.6 Nature of Purchaser. Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

4.7 Knowledge and Experience. Purchaser is experienced in evaluating and investing in the securities of businesses in the Company’s industry, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Units and of protecting its interests in connection with an acquisition of the Units. Purchaser understands that the acquisition of the Units is a speculative investment and involves substantial risks and Purchaser could lose its entire investment in the Units.

4.8 Suitability and Reliance on Own Advisors. Purchaser has carefully considered, and has, to the extent Purchaser deemed it necessary, discussed with Purchaser’s own professional legal, tax and financial advisers the suitability of an investment in the Units for Purchaser's particular tax and financial situation, and Purchaser has determined that the Units are a suitable investment for Purchaser. Purchaser has not relied upon the Company or its advisers for legal or tax advice.

4.9 Ability to Bear Risk of Loss. Purchaser is financially able to hold the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued) subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its Purchase Price.

4. 10 Non-Registered Securities. Purchaser acknowledges that the offer and sale of the Units have not been registered under the Securities Act or any state securities laws and the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued) may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. Purchaser understands that the offer and sale of the Units is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of Purchaser contained in this Agreement.

4.11 Truth and Accuracy. All representations and warranties made by Purchaser in this Agreement and in the Investor Questionnaire are true and accurate as of the date hereof and shall be true and accurate as of the Closing. If at any time prior to the Closing, any such representation or warranty shall not be true and accurate in any respect, Purchaser shall so notify the Company immediately in writing.

4.12 Scope of Business. Purchaser has been advised and understands that the Company will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of transactions and opportunities, even if they do not fit within the primary focus of the Company's current business plan as set forth in the SEC Filings.

4.13 Brokers or Finders. Except for the Placement Agent, Purchaser has not dealt with any broker or finder except as disclosed in writing to the Company in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agent's commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.14 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that Purchaser was first contacted by the Company, or any other Person regarding the transactions contemplated hereby, Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities). Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.15 No General Solicitation. The Units were not offered to Purchaser through any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.16 Forward Looking Statements. Purchaser acknowledges and understands that the Company’s forward-looking statements in the SEC Filings are based on estimates, involve risks and uncertainties, that actual results may differ materially from the results predicted and are subject to the other limitations and disclaimer contained in the SEC Filings.

5. Company's Representations and Warranties. The Company hereby represents and warrants to Purchaser that:

5.1 Corporate Existence; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and it has all requisite corporate power and authority to carry on its business as it is now being conducted. The individual executing and delivering the Transaction Documents on behalf of the Company has been duly authorized to execute and deliver the Transaction Documents on behalf of the Company, and the signature of such individual is binding upon the Company.

5.2 Enforceability. The Company has duly executed and delivered the Transaction Documents and (subject to its execution by Purchaser) the Transaction Documents constitute a valid and binding agreement of the Company enforceable in accordance with their respective terms against the Company, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors generally and general principles of equity governing specific performance, injunctive relief or other equitable remedies.

5.3 Capitalization. Except as updated in the Base Memorandum or any supplement thereto or as otherwise disclosed to the Purchaser in writing,

(a) The capitalization of the Company is as set forth in the SEC Filings.

(b All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Purchased Shares have been duly authorized and, when issued and delivered to Purchaser against payment therefor, will be validly issued, fully paid and non-assesable.  The Warrant Shares and the Make-Up Shares have been duly authorized and, if and when issued and delivered to Purchaser against payment therefor, will be validly issued, fully paid and non-assesable. The issuance of the Units, the Purchased Shares, the Warrant Shares (if issued) and the Make-Up Shares (if issued) will not be subject to any preemptive or similar rights.

(c) Prior to giving effect to the transactions contemplated by the Private Placement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights to purchase or otherwise acquire from the Company any shares of, or any securities convertible into, the capital stock of the Company except as disclosed in the SEC Filings.

(e) Except as disclosed in the SEC Filings, no shareholders of the Company have any right to require the registration of any securities of the Company or to participate in any such registration.

5.4 Formation of Subsidiaries. Each of the Subsidiaries has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its state of formation, with all requisite corporate, limited partnership or limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as currently conducted. Each of the Subsidiaries is duly qualified, registered or licensed to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or in which the nature of the business conducted by it makes such qualification necessary (except where the failure to be so qualified or registered or in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

5.5 Ownership of Subsidiaries. The Company owns, directly or indirectly, all of the capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary free and clear of any and all liens, encumbrances and restrictions, except with respect to the lien held by PNC Bank, N.A., and the issued and outstanding capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is a party to any material joint venture, nor has any ownership interest in any other entity that is material to the Company and not disclosed in the SEC Flings.

5.6 No Conflicts. The issuance and sale of the Units to Purchaser as contemplated hereby and the performance of the Transaction Documents will not violate or conflict with the Company's Articles of Incorporation, as amended, or Bylaws, as amended, or any material agreements to which the Company is a party or by which it is otherwise bound or, to the Company's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

5.7 SEC Documents.

(a) Purchaser acknowledges that the SEC Filings have been provided to Purchaser and that Purchaser has, in fact, reviewed the SEC Filings. The Company represents that it has filed all periodic reports required of the Company pursuant to the Exchange Act since January 1, 2009. All of the SEC Filings complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Filing.

(b) The financial statements included in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or otherwise) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

5.8 Litigation. Except as disclosed in the SEC Filings, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Company, threatened against or relating to the Company or its properties or business, that if determined adversely to the Company could reasonably he expected to have a Material Adverse Effect on the operations or financial condition of the Company.

5.9 No Material Adverse Change. Since the date of the last periodic report in the SEC Filings, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change except for such changes are may have occurred in the oil and gas services industry generally in the national or world economy or from the operation by Company of its business in the ordinary course and consistent with just practice.

5. 10 Environmental. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company:

(a) The operations and activities of the Company and each of its Subsidiaries are in compliance with all Environmental Laws and Regulations.

(b) The Company and each of its Subsidiaries have obtained and are in compliance in all material respects with all requirements, permits, licenses and other authorizations which are required with respect to its operations, under all applicable Environmental Laws and Regulations.

(c) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to any Environmental Laws and Regulations, which has not been abated.

(d) Neither the Company nor any of its Subsidiaries have received any written notification that any sites have been designated as Superfund sites on any real property now or previously owned, leased, operated or utilized by the Company or any of its Subsidiaries.

(e) No Hazardous Materials have been Released at, on, under or from any property currently owned, operated or to the knowledge of the Company, previously owned or operated by the Company or any of its Subsidiaries for which remedial or corrective action may be required under applicable Environmental Laws and Regulations.

(f) The representations and warranties made in this Section 5.10 are the exclusive representations and warranties relating to environmental matters made to Purchaser by the Company.

5.11 No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issuance and sale of the Units by the Company or for the consummation by Company of the transactions contemplated hereunder, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under federal or state securities or Blue Sky laws in connection with the purchase or registration of the Units or (iii) the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Company of the Transaction Documents will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Company under, any indenture, mortgage, deed of trust. loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Company is bound or by which the Company or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or (c) materially violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company.

5.13 Observance of Agreements, Statutes and Orders. The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority which default or violation could reasonably be expected to have a Material Adverse Effect upon the operations or financial condition of the Company.

5.14 Private Placement. Assuming the accuracy of the representations and warranties of Purchaser contained in this Agreement, the offer, sale and issuance of the Units to Purchaser are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto, and neither the Company nor any of its Subsidiaries has taken any action that would cause the loss of such exemption.

5.15 Brokers or Finders. Except for the Placement Agent, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Transaction Documents, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders' fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.16 No Integrated Offering. Neither the Company nor any of its Affiliates, nor, to the Company's knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration the Securities Act.

6. Restrictions on Transfer.

6.1 Resale Restrictions. Purchaser understands that the offer and sale of the Units to Purchaser has not been registered under the Securities Act or under any state securities laws. Purchaser agrees not to offer, sell or otherwise transfer the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) or the Make-Up Shares (if issued), or any interest in any of the foregoing securities, unless (i) the offer and sale is registered under the Securities Act; or (ii) the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued), as applicable, are sold or transferred in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state securities laws and, if the Company requests, Purchaser delivers to the Company an opinion of counsel to such effect; or (iii) Purchaser delivers to the Company an opinion of counsel (at the expense of the Purchaser) reasonably satisfactory to the Company that the offer and sale is otherwise exempt from Securities Act (and state securities laws) registration.

6.2 Restrictive Legend. Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE TRANSFER OF SUCH SUCH SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION, AND THE TERMS OF SECTION 6.1 OF THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH. A COPY OF THE SUBSCRIPTION AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE CORPORATION.”

6.3 Illiquid Investment. Purchaser acknowledges and agrees that it must bear the economic risk of its investment in the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued) for an indefinite period of time, until such time as the Units, the Purchased Shares, the Warrants, the Warrant Shares (if issued) and the Make-Up Shares (if issued), as applicable, are registered or an exemption from registration is available.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid. or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Best Energy Services, Inc.
5433 Westheimer Road
Suite 825
Houston, TX 77042
Attention: Mark Harrington
Tel: (713) 933-2600
Fax: (713) 933-2602

(b) if to Purchaser, at its address on the signature page hereto attached hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Reliance. Purchaser and the Company understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party's respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Purchaser and the Company agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

9. Miscellaneous.

9.1 Assignment. This Agreement is not transferable or assignable.

9.2 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

9.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

9.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

9.5 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Company and Purchaser.

9.6 Survival. Purchaser's obligations under this Agreement shall survive Purchaser's death, insanity, incapacity, bankruptcy or insolvency.

9.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.8 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Texas without regard to its conflict of laws principals.

10. Additional Agreements of the Company.

10.1 Reverse Stock Split. The Company ages that it will not implement a reverse-split of Common Stock without the approval of its stockholders in accordance with applicable Nevada corporate laws.

10.2 CEO Employment Agreement. The Company agrees that, within a reasonable time following the final Closing, it will enter into an employment agreement with its current Chief Executive Officer for a period of not less than three years.

10.3 Shareholder Approval.  The Company will obtain the Shareholder approval as soon as reasonably practicable after the final Closing but not later than July 31, 2010.

[Signature Page Follows]

How to subscribe to the private offering of securities for Best Energy Services, Inc.

1.	Date and Fill in the number of Units being purchased and Complete and Sign the Subscription Agreement (page 18). Needs to be completed by Retail and Institutional Investors.

2.	Initial the Accredited Investor Certification page (pages 1-2 of Exhibit B). Needs to be completed by Retail and Institutional Investors.

3.
Complete and return the Investor Profile (pages 4-5 of Exhibit B). Section A of the Investor Profile is for Retail Investors.  Section B of the Investor Profile is for Retail Investors.  Section C of the Investor Profile is for both.

4.
Complete and return Form W-9.  If the subscription is from a foreign citizen or entity, we will forward the appropriate Form W-8.  Needs to be completed by Retail and Institutional Investors (last page of Exhibit B).

5.	Complete and Return Wire Transfer Authorization – Andrew Garrett Retail Clients only.

6.	Patriot Act Regulations require us to have a valid photo ID in our file for ALL subscriptions. Please return with the original documents a copy of your valid Driver’s License or Passport.

7.	Fax all forms to Jamie Mitchell at (646) 708-9671 and then send all signed and completed original documents with check to:

Jamie Mitchell
Chief Operations Officer
Andrew Garrett, Inc.
Two Grand Central Tower, 11th Floor
140 East 45th Street
New York, NY 10017

8.	Please make your subscription payment by check payable to the order of PNC Bank, Escrow Agent for Best Energy Services, Inc.

9.	Wire Transfer instruction should be directed as follows:

PNC Bank N.A.
620 Liberty Avenue, 7th Floor
Pittsburgh, PA 15222
ABA # 043000096
Trust Clearing Account # 1005255672
F/B/O: PNC Bank NA as Escrow Agent for Best Energy Services Escrow Account
F/F/C: 20-42-083-3829261
Ref: Name of Subscription
Attention: Chris Reiser

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

SUBSCRIPTION AGREEMENT
Needs to be completed by Retail and Institutional Investors

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of _____ Units at a price of $24,000.00 per Unit (NOTE: to be completed by Purchaser)

Purchase Price: $                                                                         .

Number of shares of Preferred Stock previously purchased and currently held by Purchaser:                                              .

Date (NOTE: To be completed by Purchaser): __________________, 2010

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

BEST ENERGY SERVICES, INC.
By:
Mark Harrington, Chief Executive Officer

EXHIBIT A

EXHIBIT B

BEST ENERGY SERVICES, INC.
ACCREDITED INVESTOR CERTIFICATION
Needs to be completed by Retail and Institutional Investors

For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):

Initial
I have a net worth (including home, furnishings and automobiles) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of the issuer.

For Non-Individual Accredited Investors
(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

1

Initial
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

2

CERTAIN DEFINITIONS

Investment Objectives: The typical investment listed with each objective are only some examples of the kinds of investments that have historically been consistent with the listed objectives.  However, neither Best Energy Services, Inc. nor Andrew Garrett, Inc. can assure that any investment will achieve your intended objective.  You must make your own investment decisions and determine for yourself if the investments you select are appropriate and consistent with your investment objectives.

Neither Best Energy Services, Inc. nor Andrew Garrett, Inc. assume responsibility to you for determining if the investments you selected are suitable for you.

Preservation of Capital: An investment objective of Preservation of Capital indicates you seek to maintain the principal value of your investments and are interested in investments that have historically demonstrated a very low degree of risk of loss of principal value.  Some examples of typical investments might include money market funds and high quality, short-term fixed income products.

Income:  An investment objective of Income indicates you seek to generate from investments and are interested in investments that have historically demonstrated a low degree of risk of loss of principal value.  Some examples of typical investments might include high quality, short and medium-term fixed income products, short-term bond funds and covered call options.

Capital Appreciation:  An investment objective of Capital Appreciation indicates you seek to grow the principal value of your investments over time and are willing to invest in securities that have historically demonstrated a moderate to above average degree of risk of loss of principal value to pursue this objective.  Some examples of typical investments might include common stocks, lower quality, medium-term fixed income products, equity mutual funds and index funds.

Trading Profits: An investment objective of Trading Profits indicates you seek to take advantage of short-term trading opportunities, which may involve establishing and liquidating positions quickly.  Some examples of typical investments might include short-term purchases and sales of volatile or low priced common stocks, put or call options, spreads, straddles and/or combinations on equities or indexes.  This is a high-risk strategy.

Speculation:  An investment objective of Speculation indicates you seek a significant increase in the principal value of your investments and are willing to accept a corresponding greater degree of risk by investing in securities that have historically demonstrated a high degree of risk of loss of principal value to pursue this objective.  Some examples of typical investments might include lower quality, long-term fixed income products, initial public offerings, volatile or low priced common stocks, the purchase of sale of put or call options, spreads, straddles and/or combinations on equities or indexes, and the use of short-term or day trading strategies.

Other: Please specify.

3

(Must be completed by Investor)

Section A - Personal Investor Information
Retail Investors

Investor Name(s): __________________________________________________________________________

Individual executing Profile or Trustee: __________________________________________________________

Social Security Numbers / Federal I.D. Number: ____________________________________________________

Date of Birth:	_________________	Marital Status: _______________________
Joint Party Date of Birth:	_________________	Investment Experience (Years): __________
Annual Income:	_________________	Liquid Net Worth: ____________________
Net Worth:	________________
Tax Bracket:	______ 15% or below	_____ 25% - 35%	_____ Over 35%
Investment Objectives (circle one or more): Preservation of Capital, Income, Capital Appreciation, Trading Profits, Speculation or Other (please specify) * See definitions on preceeding page

Home Street Address: _______________________________________________________________________

Home City, State & Zip Code: _________________________________________________________________

Home Phone: ________________________ Home Fax: _____________________  Home Email: _____________

Cellular Phone: ____________________________________________________________________________

Employer: ________________________________________________________________________________

Employer Street Address: ____________________________________________________________________

Employer City, State & Zip Code: ______________________________________________________________

Bus. Phone: __________________________ Bus. Fax: __________________________ Bus. Email: _________

Type of Business: __________________________________________________________________________

Andrew Garrett Account Executive / Outside Broker/Dealer: __________________________________________

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

________________________________________________________________________________________

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity.

________________________________________________________________________________________

4

Section B – Institutional Investor Information

Investor Name(s): __________________________________________________________________________

Authorized Individual (incl. title) executing on behalf of Institution: _____________________________________

Federal I.D. Number: ________________________________________________________________________
Jurisdiction of Organization:___________________________________________________________________
Date of Commencement of Business:____________________________________________________________
Source of Investment Funds:__________________________________________________________________
U.S. Financial Institution from which Funds Are to be Transferred:______________________________________
(if funds are to be transferred from non-U.S. account, a supplemental questionnaire will be required)

Principal Place of Business
Street Address: ____________________________________________________________________________
City, State & Zip Code: ______________________________________________________________________
Phone: ________________________ Fax: _____________________  Email: ____________________________
____
Cellular Phone: ____________________________________________________________________________

Type of Institution: _________________________________________________________________________

Andrew Garrett Account Executive / Outside Broker/Dealer: ___________________________________________

If the general partner or other person(s) authorized to sign on behalf of the institution are United States citizens, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

_____________________________            _________________________________

Please provide a photocopy of the organizational documents governing the institution, such as a partnership agreement or limited liability company operating agreement.

Section C – Share Certificate and Warrant Delivery Instructions

____ Please deposit Share Certificate and Warrant in my Andrew Garrett Account #________________________.

____ Please open an Andrew Garrett account and subsequently deposit my Share Certificate and Warrant in it.

____ Please deliver Unit(s) to the Employer Address listed in Section A.

____ Please deliver Unit(s) and Warrant to the Home Address listed in Section A.

____ Please deliver Unit(s) to the following address: _______________________________________________.

Section D – Form of Payment – Check or Wire Transfer

____ Check payable to PNC Bank National Association, as Escrow Agent for Best Energy Services, Inc.

____ Wire funds from my outside account according to the "How to subscribe for Units" Page.

____ Wire funds from my Andrew Garrett Account - See Following Page.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

________________________

Investor Signature

5

Memorandum

Wire Transfer Authorization

Jamie Mitchell
Chief Administrative Officer
Andrew Garrett, Inc
140 East 45th Street, 11th Floor
New York, NY 10017

RE: Wire Transfer Instructions for the subscription to Unit(s) of the Private Placement of Securities for Best Energy Services, Inc.

Dear Mr. Mitchell:

I am subscribing for ___Unit(s) ($______________ of the private placement of securities for Best Energy Services, Inc. This is my letter of authorization to execute a wire transfer for                  from my account at Andrew Garrett 800-_______ to the escrow agent for the offering per the instructions below:

PNC Bank N.A.
620 Liberty Avenue
Pittsburgh, Pa 15222
ABA # 043000096
Trust Clearing Account # 1005255672
F/B/O: PNC Bank, N.A., as Escrow Agent for Best Energy Services Escrow Account
F/F/C: 20-42-083-3829261
Ref: ________________
Attention: Chris Reiser

Please call me at (____) _____- ______ if you have any questions on my instructions.

Sincerely,

Customer Name

Subscribed and sworn to before this ___ day of _____________, 2010.

_____________________
Signature of Notary

_____________________
Print Name

My Commission expires: _____________

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